Exhibit 10.2

RESTRICTED STOCK AGREEMENT

FREEDOM LEAF INC.

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (the “Agreement”) is made as of August 28, 2019 (the “Effective Date”) by and between Freedom Leaf Inc., a Nevada corporation (the “Company”), and Alex Frias (“Grantee”).

1.                   Grant. In consideration of Grantee’s performance of services for the Company, the Company hereby agrees to grant restricted shares (the “Restricted Stock”) of the Company’s Common Stock, par value $0.001 per share (“Common Stock”) to Grantee, subject to the conditions of this Agreement. As used in this Agreement, the term “Shares” shall mean the Restricted Stock granted under this Agreement, and all securities received (i) in replacement of the Restricted Stock, (ii) as a result of stock dividends or stock splits with respect to the Restricted Stock, and (iii) in replacement of the Restricted Stock in a merger, recapitalization, reorganization or similar corporate transaction.

2.                   Award and Vesting of Shares.

A.                 Award. The Restricted Stock shall be awarded to Grantee in the following amounts, at the following times and upon the following conditions, provided that the Continuous Service of Grantee continues through and on the applicable Award Date:

Shares of Restricted Stock	Award Date

The First Award (as defined below).	August 28, 2019 (the “First Award Date”)

The Second Award (as defined below).	12 months after the effective date of Grantee’s Employment Agreement with the Company (the “Second Award Date”)

The Restricted Stock will be issued by the Company to the Grantee on the First Award Date and on the Second Award Date in accordance with this Agreement and will not otherwise be issued or held in escrow or otherwise be outstanding prior to their issuance under this Agreement.

B.                  Vesting. The First Award of Restricted Stock will vest in accordance with the following vesting schedule: (i) 40.74% of the Shares shall vest in Grantee’s favor on the occurrence of the Milestone (as defined below) (the “Milestone Vesting Date”); (ii) 29.63% of the Shares shall vest in Grantee’s favor on the 12-month anniversary of the First Award Date (the “First Vesting Date”) provided that the Continuous Service of Grantee continues through such date; and (iii) 29.63% of the Shares shall vest in Grantee’s favor on the 24-month anniversary of the First Award Date (the “Second Vesting Date”) provided that the Continuous Service of Grantee continues through such date. The Second Award of Restricted Stock shall fully vest in Grantee’s favor immediately upon its grant on the Second Award Date (such date, together with the Milestone Vesting Date, the First Vesting Date and the Second Vesting Date, each a “Vesting Date” with respect to the applicable Shares of Restricted Stock).

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C.                  Acceleration of Vesting. Except as otherwise provided in this Section 2(C) and in Section 4 of this Agreement, there shall be no proportionate or partial vesting of Shares of Restricted Stock in or during the months, days or periods prior to each Vesting Date, and all vesting of Shares of Restricted Stock shall occur only on the applicable Vesting Date.

(1)                Acceleration of Vesting Upon Change in Control. In the event that a Change in Control of the Company occurs during Grantee’s Continuous Service, the Shares of Restricted Stock subject to this Agreement shall become immediately vested in Grantee’s favor as of the date of the Change in Control.

(2)                Acceleration of Vesting at Company Discretion. Notwithstanding any other term or provision of this Agreement, the Board of Directors of the Company (the “Board”) shall be authorized, in its sole discretion, based upon its review and evaluation of the performance of Grantee and of the Company, to accelerate the vesting of any Shares of Restricted Stock under this Agreement, at such times and upon such terms and conditions as the Board shall deem advisable.

(3)                Adjustment to Number of Shares. In the event of a forward or reverse stock split of the issued and outstanding Shares of Common Stock of the Company, a Common Stock dividend or distribution, an asset distribution, recapitalization, reorganization or similar transaction by the Company which would customarily result in an adjustment to the number of Shares of Common Stock issuable or outstanding under other outstanding securities of the Company, then the number of Shares subject to vesting and issuance under this Agreement will automatically be adjusted upward or downward, as the case may be, proportionately and appropriately.

D.                 Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

“Cause” means (a) Grantee’s material breach of any agreement between Grantee and the Company; (b) Grantee’s material failure to comply with the Company’s written policies or rules that result in material injury to the Company; (c) Grantee’s conviction of, or Grantee’s plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State; (d) Grantee’s gross negligence or willful misconduct in connection with the provision of services for the Company; or (e) Grantee’s failure to cooperate in good faith with a governmental or internal investigation of the Company or its managers, officers or employees.

“Change of Control” means the sale of all or substantially all of the outstanding Shares of capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a merger or consolidation in which all or substantially all of the individuals and entities who were beneficial owners of the Company’s voting securities immediately prior to such transaction beneficially own, directly or indirectly, more than 50% (determined on an as- converted basis) of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction).

“Common Stock Value” means an amount per share of Common Stock equal to the arithmetic average of the volume-weighted average (rounded to two decimal places) trading price per share of Common Stock for the thirty (30) full trading days ended on and including the trading day prior to the applicable Award Date, using trading prices reported on the OTCQB based on all trades in Common Stock on the OTCQB during the primary trading sessions from 9:30 a.m., New York Time, to 4:00 p.m., New York Time (and not an average of the daily averages during such thirty (30) trading days).

“Continuous Service” means the uninterrupted provision of services as an employee, consultant, advisor, officer, or director of the Company or any Related Entity.

“First Award” means 48,072,390 Shares of Restricted Stock.

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“Master Agreement” means that certain Master Manufacturing Agreement, dated as of November 13, 2017, by and between ECS Labs LLC and CBD LIFE SA DE CV (as amended, restated, supplemented or modified from time to time).

“Milestone” means the occurrence of an extension of the Master Agreement through December 31, 2020.

“Net Operating Income” means the difference of gross income less cost of goods sold, selling, general and administrative expenses, operating expenses, depreciation, interest, taxes and other expenses, each determined on a generally accepted accounting principles basis of accounting.

“Non-Vested Shares” means any Shares of the Restricted Stock subject to this Agreement that have not become vested pursuant to this Section 2.

“Second Award” means that number of Shares of Restricted Stock amounting to an aggregate amount equal to 16.66875% of the Net Operating Income received by the Company from the effective date of Grantee’s Employment Agreement with the Company until the Second Award Date pursuant to the Master Agreement, as calculated based on the Common Stock Value as determined on the Second Award Date; provided, that if such calculation shall result in a fractional Share, such fraction shall be disregarded.

“Related Entity” means the Company’s wholly-owned subsidiaries on or after the Effective Date, including without limitation ECS Labs LLC, a Texas limited liability company and/or its wholly-owned subsidiaries, and any other wholly-owned subsidiaries of the Company.

“Vested Shares” means any Shares of the Restricted Stock subject to this Agreement that have become vested pursuant to this Section 2.

3.                   Delivery of Restricted Stock.

A.                  Issuance of Stock Certificates and Legends. One or more stock certificates evidencing the Restricted Stock shall be issued in the name of Grantee but shall be held and retained by the Company until the Vesting Date on which the Shares (or a portion thereof) subject to this Restricted Stock award become Vested Shares pursuant to Section 2 hereof, subject to the provisions of Section 4 hereof. All such stock certificates shall bear the following legends, along with such other legends that the Board shall deem necessary and appropriate or which are otherwise required or indicated pursuant to any applicable stockholders agreement:

THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THAT CERTAIN RESTRICTED STOCK AGREEMENT BY AND BETWEEN MR. ALEX FRIAS AND FREEDOM LEAF INC. (THE “COMPANY”), DATED AS OF AUGUST 28, 2019 (A COPY OF WHICH IS ON FILE WITH THE COMPANY; THE “RSA”). EXCEPT AS OTHERWISE PROVIDED IN THE RSA, NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER.

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THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VOTING REQUIREMENTS AND OTHER RESTRICTIONS SET FORTH IN A VOTING AGREEMENT BETWEEN THE HOLDER OF THIS CERTIFICATE AND CERTAIN OTHER PARTIES. TRANSFER OF THE COMMON STOCK IS SUBJECT TO THE RESTRICTIONS CONTAINED IN SUCH AGREEMENT.

THE COMPANY WILL FURNISH TO EACH HOLDER WHO SO REQUESTS A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF WHICH THE COMPANY IS AUTHORIZED TO ISSUE AND OF THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

B.                  Stop-Transfer Instructions. Grantee agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

C.                  Stock Powers. Grantee shall deposit with the Company stock powers or other instruments of transfer or assignment, duly endorsed in blank with signature(s) guaranteed, corresponding to each certificate representing Shares of Restricted Stock until such Shares become Vested Shares. If Grantee shall fail to provide the Company with any such stock power or other instrument of transfer or assignment, Grantee hereby irrevocably appoints the Secretary of the Company as his attorney-in-fact, with full power of appointment and substitution, to execute and deliver any such power or other instrument which may be necessary to effectuate the transfer of the Restricted Stock (or assignment of distributions thereon) on the books and records of the Company.

D.                 Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.

E.                  Delivery of Stock Certificates. On or after each Vesting Date, upon written request to the Company by Grantee, the Company shall promptly cause a new certificate or certificates to be issued to Grantee for and with respect to all Shares that become Vested Shares on that Vesting Date, which certificate(s) shall be delivered to Grantee as soon as administratively practicable after the date of receipt by the Company of Grantee’s written request. The new certificate or certificates shall continue to bear those legends and endorsements that the Company shall deem necessary or appropriate (including those relating to restrictions on transferability and/or obligations and restrictions under applicable securities laws).

F.                  Issuance Without Certificates. If the Company is authorized to issue Shares without certificates, then the Company may, in the discretion of the Board, issue Shares pursuant to this Agreement without certificates, in which case any references in this Agreement to certificates shall instead refer to whatever evidence may be issued to reflect Grantee’s ownership of the Shares subject to the terms and conditions of this Agreement.

4.                   Forfeiture of Non-Vested Shares. If Grantee’s Continuous Service with the Company and the Related Entities is terminated for any reason, all Non-Vested Shares shall be forfeited immediately upon such termination of Continuous Service and revert back to the Company without any payment to Grantee. The Board shall have the power and authority to enforce on behalf of the Company any rights of the Company under this Agreement in the event of Grantee’s forfeiture of Non-Vested Shares pursuant to this Section 4.

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5.                   Rights with Respect to Restricted Stock.

A.                 General. Except as otherwise provided in this Agreement, Grantee shall have, with respect to all of the Shares of Restricted Stock, whether Vested Shares or Non-Vested Shares, all of the rights of a holder of Shares of Common Stock of the Company, including without limitation (i) the right to vote such Restricted Stock, (ii) the right to receive dividends, if any, as may be declared on the Restricted Stock from time to time, and (iii) the rights available to all holders of Shares of Common Stock of the Company upon any merger, consolidation, reorganization, liquidation or dissolution, stock split-up, stock dividend or recapitalization undertaken by the Company; provided, however, that all of such rights shall be subject to the terms, provisions, conditions and restrictions set forth in this Agreement (including without limitation conditions under which all such rights shall be forfeited). Any Shares issued to Grantee as a dividend with respect to Shares of Restricted Stock shall have the same status and bear the same legend as the Shares of Restricted Stock and shall be held by the Company, if the Shares of Restricted Stock that such dividend is attributed to is being so held, unless otherwise determined by the Board.

B.                  No Restrictions on Certain Transactions. Notwithstanding any term or provision of this Agreement to the contrary, the existence of this Agreement, or of any outstanding Restricted Stock awarded hereunder, shall not affect in any manner the right, power or authority of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger, consolidation or similar transaction by or of the Company; (iii) any offer, issue or sale by the Company of any capital stock of the Company, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the Restricted Stock and/or that would include, have or possess other rights, benefits and/or preferences superior to those that the Restricted Stock includes, has or possesses, or any warrants, options or rights with respect to any of the foregoing; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company; or (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).

C.                  Transferability. Unless otherwise determined by the Board, the Shares of Restricted Stock are not transferable unless and until the later of (i) the date that is twelve (12) months after the date hereof and (ii) the date such Shares become Vested Shares in accordance with this Agreement, otherwise than by will or under the applicable laws of descent and distribution. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Grantee. Except as otherwise permitted pursuant to the first sentence of this Section 5(C), any attempt to effect a Transfer of any Shares of Restricted Stock prior to the date on which the Shares become Vested Shares shall be void ab initio. For purposes of this Agreement, “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

6.                   Representations and Warranties of Grantee. Grantee hereby represents and warrants to the Company that:

A.                 Terms of this Agreement. Grantee has received a copy of this Agreement, has read and understands the terms of this Agreement, and agrees to be bound by its terms and conditions.

B.                  Acceptance of Shares for Own Account for Investment. Grantee is acquiring the Shares for Grantee’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Grantee has no present intention of selling or otherwise disposing of all or any portion of the Shares.

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C.                  Access to Information. Grantee has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Grantee reasonably considers important in making the decision to acquire the Shares, and Grantee has had ample opportunity to ask questions of the Company’s representatives concerning such matters and this investment.

D.                 Understanding of Risks. Grantee is fully aware of: (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; (iii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that Grantee may not be able to sell or dispose of the Shares or use them as collateral for loans); (iv) the qualifications and backgrounds of the management of the Company; and (v) the tax consequences of an investment in the Shares. Grantee is capable of evaluating the merits and risks of this investment, has the ability to protect Grantee’s own interests in this transaction and is financially capable of bearing a total loss of this investment.

E.                  Accredited Investor. Grantee is an “accredited investor” pursuant to Rule 501(a) of Regulation D under the Securities Act.

F.                  No General Solicitation. At no time was Grantee presented with or solicited by any publicly issued newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and issue of the Shares.

G.                 Compliance with Securities Laws. Grantee understands and acknowledges that the Shares have not been registered with the Securities and Exchange Commission (the “SEC”) under the Securities Act and that, notwithstanding any other provision of this Agreement to the contrary, the issuance of any Shares is expressly conditioned upon compliance with the Securities Act and all applicable state securities laws. Grantee agrees to cooperate in good faith (but at no material cost to Grantee) with the Company to ensure compliance with such laws.

H.                 No Transfers Unless Registered or Exempt. Grantee understands that Grantee may not transfer any Shares unless such Shares are registered under the Securities Act and qualified under applicable state securities laws or unless, in the good faith opinion of counsel to the Company, exemptions from such registration and qualification requirements are available. Grantee understands that only the Company may file a registration statement with the SEC and that the Company is under no obligation to do so with respect to the Shares. Grantee has also been advised that exemptions from registration and qualification may not be available or may not permit Grantee to transfer all or any of the Shares in the amounts or at the times proposed by Grantee.

I.                    SEC Rule 144. In addition, Grantee has been advised that SEC Rule 144 promulgated under the Securities Act, which permits certain limited sales of unregistered securities, may not always be available with respect to the Shares and, in any event, requires that the Shares be held for a minimum of six months, and in certain cases one (1) year, after they have been acquired before they may be resold under Rule 144. Grantee understands that Rule 144 may indefinitely restrict transfer of the Shares so long as Grantee remains an “affiliate” of the Company or if “current public information” about the Company (as defined in Rule 144) is not publicly available.

J.                    Market Standoff Agreement. Grantee agrees in connection with any registration of the Company’s securities that, upon the request of the Company or the underwriters managing any public offering of the Company’s securities, Grantee shall not sell or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) after the effective date of such registration that is requested by such underwriters and subject to all restrictions as the Company or the underwriters may specify. Grantee further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing.

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7.                   Tax Matters; Section 83(b) Election.

A.                 Section 83(b) Election. If Grantee properly elects, within thirty (30) days of the applicable Award Date, to include in gross income for federal income tax purposes an amount equal to the fair market value (as of the applicable Award Date) of the Restricted Stock pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), Grantee shall make arrangements satisfactory to the Company to pay to the Company any federal, state or local income taxes required to be withheld with respect to the Restricted Stock. If Grantee shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including without limitation, the withholding of any Shares that otherwise would be issued to Grantee under this Agreement) otherwise due to Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock.

B.                  No Section 83(b) Election. If Grantee does not properly make the election described in paragraph 7(A) above, Grantee shall, no later than the date or dates as of which the restrictions referred to in this Agreement hereof shall lapse, pay to the Company, or make arrangements satisfactory to the Board for payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock (including without limitation the vesting thereof), and the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including without limitation, the withholding of any Shares that otherwise would be distributed to Grantee under this Agreement) otherwise due to Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the Restricted Stock.

C.                  Satisfaction of Withholding Requirements. Grantee may satisfy the withholding requirements with respect to the Restricted Stock pursuant to any one or combination of the following methods: (a) payment in cash; or (b) if and to the extent permitted by the Board, payment by surrendering unrestricted previously held Shares which have a value equal to the required withholding amount or the withholding of Shares that otherwise would be deliverable to Grantee pursuant to this Award. Grantee may surrender Shares either by attestation or by delivery of a certificate or certificates for Shares duly endorsed for transfer to the Company, and if required with medallion level signature guarantee by a member firm of a national stock exchange, by a national or state bank (or guaranteed or notarized in such other manner as the Board may require).

D.                 Grantee’s Responsibilities for Tax Consequences. Tax consequences on Grantee (including without limitation federal, state, local and foreign income tax consequences) with respect to the Restricted Stock (including without limitation the grant, vesting and/or forfeiture thereof) are the sole responsibility of Grantee. Grantee shall consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters, the making of a Section 83(b) election, and Grantee’s filing, withholding and payment (or tax liability) obligations.

E.                  Amendment, Modification & Assignment; Non-Transferability. This Agreement may only be modified or amended in a writing signed by both the Company and the Grantee. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement. Unless otherwise consented to in writing by the Company, in its sole discretion, this Agreement (and Grantee’s rights hereunder) may not be assigned, and the obligations of Grantee hereunder may not be delegated, in whole or in part. The rights and obligations created hereunder shall be binding on Grantee and his heirs and legal representatives and on the successors and assigns of the Company.

F.                  Complete Agreement. This Agreement (together with those agreements and documents expressly referred to herein, but only for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

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8.                   Miscellaneous.

A.                 No Right to (Continued) Employment or Service. This Agreement and the grants of Restricted Stock hereunder shall not shall confer, or be construed to confer, upon Grantee any right to employment or service, or continued employment or service, with the Company or any Related Entity.

B.                  No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company or any Related Entity from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

C.                  Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grants of Restricted Stock to Grantee hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

D.                 No Trust or Fund Created. Neither this Agreement nor the grants of Restricted Stock hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Related Entity and Grantee or any other person. To the extent that Grantee or any other person acquires a right to receive payments from the Company or any Related Entity pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

E.                  Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada (without reference to the conflict of laws rules or principles thereof).

F.                  Interpretation. Grantee accepts the Restricted Stock subject to all of the terms, provisions and restrictions of this Agreement. The undersigned Grantee hereby accepts as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Agreement.

G.                 Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

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H.                 Notices. Any and all notices provided for in this Agreement shall be given in writing and shall be deemed given to a party at the earlier of (a) when actually delivered to such party, or (b) when mailed to such party by registered or certified mail (return receipt requested) or sent to such party by courier, confirmed by receipt, and addressed to such party at the address designated below for such party as follows (subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section 8(H)):

If to the Company:	Freedom Leaf Inc.
3571 E. Sunset Road, Suite 420
Las Vegas, NV 89120

with a copy to:	Kleinberg, Kaplan, Wolff & Cohen, P.C.
551 Fifth Avenue
New York, NY 10176
Telecopy: (212) 986-8866
Telephone: (212) 880-9869
Email: [REDACTED]
Attention: Jonathan Ain

If to Grantee:	Alex Frias
[REDACTED]

with a copy to:	Saunders Koechel & Sharp LLP
Attention: John Koechel
5404 Birchman Avenue
Fort Worth, Texas 76107
Telecopy: 303.396.0243
Telephone: 214.923.7577
Email: [REDACTED]

I.                    Section 409A.

(1)                It is intended that the Restricted Stock awarded pursuant to this Agreement be exempt from Section 409A of the Code (“Section 409A”) because it is believed that the Agreement does not provide for a deferral of compensation and accordingly that the Agreement does not constitute a nonqualified deferred compensation plan within the meaning of Section 409A. The provisions of this Agreement shall be interpreted in a manner consistent with this intention, and the provisions of this Agreement shall not be amended, adjusted, assumed or substituted for, converted or otherwise modified without Grantee’s prior written consent if and to the extent that the Company believes or reasonably should believe that such amendment, adjustment, assumption or substitution, conversion or modification would cause the award to violate the requirements of Section 409A.

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(2)                In the event that either the Company or Grantee believes, at any time, that any benefit or right under this Agreement is subject to Section 409A, and does not comply with the requirements of Section 409A, it shall promptly advise the other and the Company and Grantee shall negotiate reasonably and in good faith to amend the terms of such benefits and rights, if such an amendment may be made in a commercially reasonable manner, such that they comply with Section 409A with the most limited possible economic effect on Grantee and on the Company.

(3)                Notwithstanding the foregoing, the Company does not make any representation to Grantee that the Shares of Restricted Stock awarded pursuant to this Agreement are exempt from, or satisfies, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless Grantee or any beneficiary for any tax, additional tax, interest or penalties that Grantee or any beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto that either is consented to by Grantee or that the Company reasonably believes should not result in a violation of Section 409A, is deemed to violate any of the requirements of Section 409A.

J.                    Non-Waiver of Breach. The waiver by any party hereto of the other party’s prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

K.                 Reliance on Counsel and Advisors. Grantee acknowledges that Kleinberg, Kaplan, Wolff & Cohen, P.C., is representing only the Company in this transaction. Grantee acknowledges that he or she has had the opportunity to review this Agreement, including all attachments hereto, and the transactions contemplated by this Agreement with his or her own legal counsel, tax advisors and other advisors. Grantee is relying solely on his or her own counsel and advisors and not on any statements or representations of the Company or its agents for legal or other advice with respect to this investment or the transactions contemplated by this Agreement.

L.                  Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. This Agreement may be executed and delivered by facsimile or other electronic transmission. A complete, accurate, fully-executed PDF or other facsimile copy of this Agreement may be used in place of an original for all purposes.

(signature page follows)

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the date first written above.

ALEX FRIAS

/s/ Alex Frias
Signature

FREEDOM LEAF INC.

By: /s/ Carlos Frias

Name: Carlos Frias

Title: CEO

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